Exhibit 99.1

Press Release

AuthenTec Reports Second Quarter 2012 Financial Results

MELBOURNE, Fla., August 8, 2012 -- AuthenTec (NASDAQ:AUTH), a leading provider of mobile and network security, today reported financial results for the second quarter ended June 29, 2012.

Second Quarter Highlights:

-	Posted revenue of $20.5 million

-	Achieved fourth consecutive quarter of non-GAAP profitability

-	AuthenTec Added to the Russell 3000 and Global Indexes

AuthenTec achieved revenue of $20.5 million for the second quarter of 2012, which was comprised of approximately $12.7 million from Smart Sensor Solutions and $7.9 million from Embedded Security Solutions.

GAAP Results:

Under Generally Accepted Accounting Principles in the United States of America (GAAP), consolidated net loss for the second quarter of 2012 was $1.2 million, or $0.03 per diluted share. This compares to GAAP net loss of $1.5 million, or $0.03 per diluted share, in the first quarter of 2012 and a GAAP net loss of $4.8 million, or $0.11 per diluted share, in the second quarter of 2011.

GAAP gross margin in the second quarter was 57.4 percent, compared to 57.5 percent reported in the first quarter of 2012 and 47.8 percent in the second quarter of 2011.  Total operating expenses on a GAAP basis in the second quarter were $12.8 million, compared to $11.4 million in the first quarter of 2012, and $12.3 million in the second quarter of 2011.  The $1.4 million sequential increase in operating expenses was due to fees incurred to support M&A activities as well as increased R&D investments in our Embedded Security business.

Non-GAAP Results:

On a non-GAAP basis, consolidated net income for the second quarter of 2012 was $1.3 million, or $0.03 per diluted share.  Non-GAAP results exclude certain legal and other costs, stock-based compensation, as well as the amortization of acquired intangible assets.  The second quarter net income compares to non-GAAP net income of $0.3 million, or $0.01 per diluted share, in the first quarter of 2012 and a non-GAAP net loss of $1.9 million, or $0.04 per diluted share, in the second quarter of 2011.

Non-GAAP gross margin in the second quarter was 58.4 percent, compared to 58.7 percent in the first quarter of 2012 and 53.7 percent in the second quarter of 2011.

Total operating expenses on a non-GAAP basis were $10.6 million, an increase from the $9.8 million reported in the first quarter of 2012 and the $10.4 million in the second quarter of 2011.  A reconciliation of second quarter GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

As of June 29, 2012, AuthenTec had approximately $25.3 million in cash and investments, up from the $22.8 million cash and investments at the end of the first quarter of 2012, and had no debt.

Recent Business Highlights:

●
Posted sequential and year-over-year growth in both business segments.  Smart Sensor revenue of $12.7 million was driven by growth of sensors for wireless to support new smartphone programs and was partially offset by a decrease in government programs.  Embedded Security revenue of $7.9 million was driven by increased license revenue from new contracts.

●	Began production of smart fingerprint sensors during the quarter to support new Android smartphones from Fujitsu.

●
Announced that Samsung has chosen AuthenTec’s QuickSec™ VPN security for use in new Android smartphone and tablet models, giving device users built-in security that enables easier, more secure connections to enterprise networks.

●	Supported the launch of multiple new mobile content delivery programs that utilize the Company’s DRM content protection.

Pending Merger Transaction:

On July 27, AuthenTec filed a Form 8-K with the U.S. Securities and Exchange Commission disclosing that it has entered into an agreement and plan of merger with Apple Inc. pursuant to which Apple will acquire all of the outstanding shares of common stock of AuthenTec for $8.00 per share in cash.  The transaction is subject to customary closing conditions, including regulatory approval and AuthenTec stockholder approval.  Additional details will be provided in the proxy statement AuthenTec will file with the U.S. Securities and Exchange Commission.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of AuthenTec’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, AuthenTec’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: disruptions caused by the announcement and pendency of Apple Inc.’s acquisition of AuthenTec, including, potential losses or disruptions of customers, vendors or other commercial relationships prior to the completion of Apple’s pending acquisition of AuthenTec and potential negative effects on AuthenTec’s ability to retain management, technical, sales and other key personnel as a result of the announcement of the pending acquisition, AuthenTec’s ability to integrate acquired businesses and operate such businesses profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, AuthenTec’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which AuthenTec increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, AuthenTec’s ability to develop and capitalize on its NFC solutions and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 9, 2012. These “forward-looking statements” are made only as of the date hereof, and AuthenTec undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

In connection with the proposed merger, AuthenTec will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of AuthenTec. AUTHENTEC’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. AuthenTec’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. AuthenTec’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, Florida 32901, Attention: Corporate Secretary, or from the Company’s website, http://www.authentec.com.

AuthenTec and its directors and officers may be deemed to be participants in the solicitation of proxies from AuthenTec’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed merger. Information about AuthenTec’s directors and executive officers and their ownership of AuthenTec’s common stock is set forth in AuthenTec’s Annual Report on Form 10-K, which was filed with the SEC on March 9, 2012 and subsequently amended on April 25, 2012. Stockholders may obtain additional information regarding the interests of AuthenTec and its directors and executive officers in the proposed merger, which may be different than those of AuthenTec’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

About AuthenTec
AuthenTec is a leading provider of mobile and network security. The Company's diverse product and technology offering helps protect individuals and organizations through secure networking, content and data protection, access control and strong fingerprint security on PCs and mobile devices. AuthenTec encryption technology, fingerprint sensors and identity management software are deployed by the leading mobile device, networking and computing companies, content and service providers, and governments worldwide. AuthenTec's products and technologies provide security on hundreds of millions of devices, and the Company has shipped more than 100 million fingerprint sensors for integration in a wide range of portable electronics including over 20 million mobile phones. Top tier customers include Alcatel-Lucent, Cisco, Fujitsu, HBO, HP, Lenovo, LG, Motorola, Nokia, Orange, Samsung, Sky, and Texas Instruments. Learn more at authentec.com or follow us on twitter.com/authentecnews.

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Investor Contact:
Shelton Group
Brett L Perry, Director of Investor Relations
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Media Contact:
AuthenTec
Brent Dietz, Director of Communications
P: +1-321-308-1320
E: brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1

	Three months ended			Six months ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011

Revenue	$20,547	$17,460	$16,211	$38,007	$31,687

Cost of revenue	8,755	7,421	8,464	16,176	16,515

Gross profit	11,792	10,039	7,747	21,831	15,172
	57.4%	57.5%	47.8%	57.4%	47.9%
Operating expenses:
Research and development	6,047	5,729	6,477	11,776	12,364
Selling and marketing	4,333	3,898	4,077	8,231	8,067
General and administrative	2,442	1,758	1,740	4,201	4,198
Restructuring and impairment related charges	-	-	39	-	322
Total operating expenses	12,822	11,385	12,333	24,208	24,951

Operating loss	(1,030)	(1,346)	(4,586)	(2,377)	(9,779)

Other income (expenses)	105	(71)	(117)	34	(391)

Income before Taxes	(925)	(1,417)	(4,703)	(2,343)	(10,170)

Provision for income taxes	306	100	141	406	276
Net loss	$(1,231)	$(1,517)	$(4,844)	$(2,749)	$(10,446)

Net loss per share:
Basic	$(0.03)	$(0.03)	$(0.11)	$(0.06)	$(0.24)
Diluted	$(0.03)	$(0.03)	$(0.11)	$(0.06)	$(0.24)

Shares used in computing net income (loss) per common share:
Basic	44,608	44,401	43,753	44,505	43,677
Diluted	44,608	44,401	43,753	44,505	43,677

	Three months ended			Six months ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	25	29	21	54	174
Research and development	153	158	164	311	503
Selling and marketing	133	156	135	289	409
General and administrative	148	156	90	304	468
Costs related to reduction in workforce
Cost of revenue	-	-	50	-	50
Research and development	-	-	370	-	370
Selling and marketing	-	-	102	-	102
Legal and acquisition related costs
Research and development	171	171	-	342	-
Selling and marketing	99	100	72	199	155
General and administrative	696	34	309	730	558
Provision for income taxes	85	-	-	85	-
Amortization of purchased tangible and intangible assets
Cost of revenue	177	177	895	354	1,464
Research and development	300	300	234	600	470
Selling and marketing	499	499	464	998	929

Restructuring and impairment related charges	-	-	39	-	322

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2

	Three months ended			Six months ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011

Net loss on GAAP basis:	$(1,231)	$(1,517)	$(4,844)	$(2,749)	$(10,446)
Stock-based compensation expense	459	499	410	958	1,554
Costs related to reduction in workforce	-	-	522	-	522
Legal and acquisition related costs	966	305	381	1,271	713
Amortization of purchased tangible and intangible assets	976	976	1,593	1,952	2,863
Restructuring and impairment related charges	-	-	39	-	322
Tax Provision	85	-	-	85	-
Net income (loss) on non-GAAP basis:	$1,255	$263	$(1,899)	$1,517	$(4,472)

Non-GAAP basic earnings per share	$0.03	$0.01	$(0.04)	$0.03	$(0.10)
Non-GAAP diluted earnings per share	$0.03	$0.01	$(0.04)	$0.03	$(0.10)

	Three months ended			Six months ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011

Gross profit on GAAP basis:	$11,792	$10,039	$7,747	$21,831	$15,172
Stock-based compensation expense	25	29	21	54	174
Costs related to reduction in workforce	-	-	50	-	50
Amortization of purchased tangible and intangible assets	177	177	895	354	1,464
Gross profit on non-GAAP basis:	$11,994	$10,245	$8,713	$22,239	$16,860

Non-GAAP gross margin	58.4%	58.7%	53.7%	58.5%	53.2%

	Three months ended			Six months ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011

Operating expenses on GAAP basis:	$12,822	$11,385	$12,333	$24,208	$24,951
Stock-based compensation expense	(434)	(470)	(389)	(904)	(1,380)
Costs related to reduction in workforce	-	-	(472)	-	(472)
Legal and acquisition related costs	(966)	(305)	(381)	(1,271)	(713)
Amortization of purchased tangible and intangible assets	(799)	(799)	(698)	(1,598)	(1,399)
Restructuring and impairment related charges	-	-	(39)	-	(322)
Operating expenses on non-GAAP basis:	$10,623	$9,811	$10,354	$20,435	$20,665

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3

	As of
	June 29,	December 30,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$21,316	$17,200
Restricted Cash	750	-
Accounts receivable	9,617	9,444
Inventory	9,704	8,111
Other current assets	1,690	1,716
Total current assets	43,077	36,471
Long-term investments	3,236	3,249
Purchased intangibles	18,413	20,287
Goodwill	3,501	3,501
Property and equipment, net	3,452	3,640
Total assets	$71,679	$67,148

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,920	$3,539
Accrued compensation and benefits	3,163	4,399
Deferred revenue	5,970	4,145
Accrued litigation related legal fees	-	114
Other accrued liabilities	4,256	2,634
Total current liabilities	21,309	14,831

Long-term liabilities
Deferred rent	308	398
Other liabilities	354	768
Total long-term liabilities	662	1,166

Total liabilities	21,971	15,997

Stockholders’ equity
Common stock	448	443
Additional paid-in capital	194,022	192,694
Accumulated other comprehensive income	23	50
Accumulated deficit	(144,785)	(142,036)
Total stockholders’ equity	$49,708	$51,151
Total liabilities and stockholders’ equity	$71,679	$67,148